EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                   TANOX, INC.

                                   ARTICLE I.

                                     OFFICES

      SECTION 1.1. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the board of directors in office, and a statement of such change is filed in the manner provided by statute.

      SECTION 1.2. OTHER OFFICES. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

                                   ARTICLE II.

                                  STOCKHOLDERS

      SECTION 2.1. ANNUAL MEETING. The annual meeting of Stockholders for the election of Directors and such other business as may in accordance with these Bylaws be properly brought before the meeting shall be held on such date and at such time and as shall be designated by the Board of Directors and stated in the notice of the meeting.

      To be properly brought before the annual meeting of Stockholders for consideration, business must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors (or any supplement thereto); (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) properly brought before the meeting by a Stockholder. If a Stockholder desires to bring business before the meeting for consideration, he must submit timely written notice of the proposed business to the Secretary of the Corporation, including with such notice the information specified below. To be timely, a Stockholder's notice of proposed business must be delivered to or mailed and received at the principal office of the Corporation, not less than thirty (30) nor more than sixty (60) days prior to the meeting. If, however, less than forty (40) days'

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notice of the date of the annual meeting of Stockholders is given, a
Stockholder's notice of proposed business must be received not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the annual meeting of Stockholders was given. A Stockholder's notice of proposed business shall set forth as to each matter the Stockholder proposes to bring before the annual meeting of Stockholders the following information:

      (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting;

      (b) the name and address of the Stockholder, as they appear in the Corporation's records, proposing such business;

      (c) the class, series (if applicable) and number of shares of the Corporation which are beneficially owned by the Stockholder;

      (d)   any material interest of the Stockholder in the business proposed;
            and

      (e) any other information that is required to be provided by the stockholder under Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

      After receipt of Stockholder's notice and prior to commencement of the annual meeting of Stockholders, the Board of Directors, to the extent allowed by law, may consider the subject matter of the proposed business and reasons for conducting such business at the annual meeting to determine if such business should be considered.

      Business timely submitted by a Stockholder in accordance with the foregoing procedures will be considered at the annual meeting of Stockholders, unless the Board of Directors determines that the proposed business should not be conducted at the annual meeting. If the business will not be considered at the annual meeting, the Board of Directors shall notify the presiding officer of the annual meeting of such determination and the presiding officer shall declare to the meeting that such proposed business is not properly before the meeting and will not be considered.

      With respect to any business to be considered, the presiding officer of the annual meeting may determine that such business has not been brought properly before the meeting in accordance with the provisions of this Section and, if such determination is made, such business will not be considered.

      SECTION 2.2. SPECIAL MEETINGS. Special meetings of the Stockholders may be called by the Directors upon the affirmative vote of a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, if any, or the President. No other person or persons may call a special meeting. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof.

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      SECTION 2.3. PLACE OF MEETING. Meetings of Stockholders may be held at any place designated in the notice or waiver of notice of the meeting, either within or without the State of Delaware. If no designation is so made, meetings of Stockholders shall be held at the principal office of the Corporation.

      SECTION 2.4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      Any notice required to be given a Stockholder by statute, the Certificate of Incorporation or these Bylaws need not be given if notice of two consecutive annual meetings and all intervening special meetings, if any, or all, but not less than two (2), payments of distributions or interest payable within a twelve
(12) month period, have been mailed to the Stockholder at his address as shown in the records of the Corporation and returned undeliverable. All actions taken and meetings held without a Stockholder being given notice pursuant to this Section shall have the same force and effect as if notice had been duly given.

      Upon the Corporation's receipt of the Stockholder's written notice of his then current address, the notice requirements applicable to the Corporation shall be reinstated.

      SECTION 2.5. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of a distribution by the Corporation (other than a distribution involving the purchase or redemption of its own shares) or a share dividend, or in order to make a determination of Stockholders for any other purpose, the date to be not more than sixty (60) days, and in case of a meeting of Stockholders not less than ten (10) days prior to the date on which the particular action requiring determination of Stockholders is to be taken. If no record date is fixed for determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a distribution or share dividend, the date on which the resolution of the Board of Directors authorizing such distribution or share dividend is adopted shall be the record date for determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 2.6. VOTING LISTS. The officer or agent having charge of the stock transfer books of the Corporation shall make a complete alphabetical list of Stockholders entitled to vote at such

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meeting, or any adjournment thereof, their addresses and the number of shares held by each. The last shall be kept on file at the registered office of the Corporation for a period of at least ten (10) days prior to such meeting and shall be subject to inspection by any Stockholder at anytime during ordinary business hours. The Stockholder lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the entire meeting. The original stock transfer books shall be prima facie evidence as to Stockholders entitled to examine such lists or transfer books, or to vote at any meeting of Stockholders. Notwithstanding the foregoing, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

      SECTION 2.7. QUORUM. The holders of a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders unless otherwise provided in the Certificate of Incorporation of the Corporation. If the holders of less than a majority of the outstanding shares are represented at a meeting, the holders of a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at the meeting as originally noticed. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

      SECTION 2.8. PROXIES. At all meetings of Stockholders, a Stockholder may vote by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. Any copy, facsimile telecommunication or other reproduction could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy will be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. If such proxy shall designate two (2) or more persons to act as proxies, unless, such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled, if so empowered by such proxy, to exercise such powers in respect to the proportion of the shares as he is of the proxies representing such shares. A proxy shall be revocable unless it shall conspicuously state that it is irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power.

      SECTION 2.9. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to the number or percentage of votes accorded such share as set forth in the Certificate of Incorporation of the Corporation.

      SECTION 2.10. MAJORITY VOTE. When a quorum is present at any meeting of Stockholders, the vote of the holders of a majority of the then issued and outstanding shares entitled to vote at such

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meeting, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      SECTION 2.II. ORDER OF BUSINESS AND RULES OF PROCEDURE. The Chairman of the Board, or in his absence, the Vice Chairman, if any, or in the absence of the Chairman and Vice Chairman of the Board, the President shall preside at a meeting of Stockholders. In the absence of the Chairman of the Board, the Vice Chairman of the Board and the President a chairman of the meeting shall be chosen by the Stockholders from the remaining Directors present at such meeting and such Director shall preside. The Secretary of the Corporation shall act as secretary of the meeting, or in the absence of the Secretary the Assistant Secretary, if any. In the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint any person to act as secretary of the meeting. Minutes of the proceedings shall be kept and placed in the minute book of the Corporation. At all annual and special meetings of Stockholders the following order of business may be used to the extent the chairman of the meeting determines the order to be helpful:

      (a)   Call to order;

      (b)   Presentation of Proof of due calling and notice of the meeting;

      (c)   Presentation and examination of proxies;

      (d)   Ascertainment and announcement of presence of quorum;

      (e)   Approval of or waiver of approval of prior minutes;

      (f)   Report of officers;

      (g)   Nomination of Directors;

      (h)   Receipt of motions of resolutions;

      (i)   Discussion of election of Directors, motions and resolutions;

      (j)   Vote on Directors, motions and resolutions;

      (k)   Any other unfinished business;

      (l)   Any other new business properly brought before the meeting;

      (m) Receipt of the report of inspectors regarding the results of elections and votes on motions and resolutions; and

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      (n)   Adjournment.

      SECTION 2.12. INSPECTORS OF ELECTION. In advance of any meeting of Stockholders, the Board of Directors shall appoint one (1) or more inspectors of election and may designate one (1) or more alternate inspectors to replace any inspector who fails to act. If any appointed person or alternate fails to serve, the person presiding at the meeting shall appoint one (1) or more inspectors to serve at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector of election shall: (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at a meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

      The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application of a Stockholder shall determine otherwise.

      In determining the validity and counting of proxies and ballots, the inspectors may examine and consider such records or factors as allowed by the General Corporation Laws of the State of Delaware.

                                  ARTICLE III.

                                    DIRECTORS

      SECTION 3.1. GENERAL POWERS. The property, business and affairs of the Corporation shall be managed and controlled by or under the direction of its Board of Directors.

      SECTION 3.2. NUMBER, ELECTION AND TERM. The initial number of Directors of the Corporation shall be the number of the members of the initial Board of Directors set forth in the Certificate of Incorporation. The number of Directors constituting the Board of Directors may be increased or decreased from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the entire Board of Directors then serving, but no decrease in such number shall have the effect of shortening the term of any incumbent director. The number of Directors of the Corporation shall never be less than one (1) nor more than nine (9). Directors need not be residents of the State of Delaware or Stockholders of the Corporation but they must have been

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nominated in accordance with the provisions of these Bylaws in order to be eligible for election as directors.

      The Board of Directors shall be divided into three (3) classes designated Class I, Class II and Class III, each such class being as nearly equal in number as possible. At the first annual meeting of Stockholders, or at a special meeting of Stockholders called for such purpose, the Stockholders shall elect Directors comprising Class I to a term of office to expire at the first annual meeting of Stockholders occuring at least 12 months after their election, Directors comprising Class II to a term of office to expire at the second annual meeting of Stockholders occuring at least 12 months after their election, and Directors comprising Class III to a term to expire at the third annual meeting of Stockholders occuring at least 12 months after their election.

      At each annual meeting of Stockholders, Directors equal in number to the Class whose term then expires shall be elected to succeed the Class of Directors whose term expires and each Director elected to succeed a Director of the Class of Directors whose term expires shall be elected to hold office for a term of three (3) years and until his successor shall be duly elected and qualified, or until his death, resignation or removal in accordance with these bylaws and the Certificate of Incorporation. The number of Directors to be elected shall be set forth in the notice of each meeting of Stockholders held for the purpose of electing Directors.

      In the event of any increase or decrease in the authorized number of Directors, (a) each Director then serving shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term or until his prior death, retirement, reservation or removal from office in accordance with these Bylaws, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal in number as possible.

      SECTION 3.3. NOMINATION OF DIRECTORS. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting of Stockholders or any special meeting of Stockholders called for the specific purpose of electing Directors may be made at such meeting of Stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board to make such nominations, or by any Stockholder of the Corporation entitled to vote for the election of Directors at such meeting and who complies with the nominated procedures set forth in this Section.

      Except for nominations made by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors to make such nominations, nominations shall be made only pursuant to written notice of Stockholder's intent to nominate, given to the Secretary of the Corporation by delivering such notice to the principal office of the Corporation not less than forty (40) days prior to the annual meeting of Stockholders or special meeting at which Stockholder desires the nomination be made. However, in the event less than fifty (50) days' notice of the date of such meeting is given to Stockholders, Stockholder's notice must be received by the Secretary not later than the close of business on the tenth (10th) day following the day on which notice of such meeting is given.

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      Stockholder's notice shall set forth as to each person whom the
Stockholder proposes to nominate for election or reelection as Director (the "Nominee"), (a) the Nominee's name, age, business and residence address; (b) the principal occupation or employment of such Nominee; (c) the class, series, if applicable, and number of shares of capital stock of the Corporation beneficially owned by the Nominee, if any, and (d) any other information relating to the Nominee that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14A promulgated under the 1934 Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and shall further include the name and address of record of the Stockholder giving the notice and the class, series, if applicable, and number of shares of capital stock of the Corporation beneficially owned by such Stockholder. The Corporation may require any proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed Nominee to serve as a Director of the Corporation.

      No person shall be eligible for Nomination as Director of the Corporation at any meeting of Stockholders unless nominated in accordance with the procedures set forth herein. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedure, he shall indicate to the meeting that the defective nomination has been disregarded.

      SECTION 3.4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held, if a quorum be present, without notice immediately after, and at the same place as, the annual meeting of Stockholders. By resolution, the Board of Directors may hold additional regular meetings, either within or without the State of Delaware, with or without notice as prescribed in these Bylaws and at such time and at such place as shall from time to time be determined by the Board of Directors.

      SECTION 3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman or Vice Chairman of the Board, if any, or the President or by either of such officers at the request of a majority of the entire Board then serving. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

      SECTION 3.6. NOTICE. Notice of any special meeting, effective upon delivery in accordance herewith, shall be given at least three (3) days prior thereto, provided that any directors can waive requirement of such notice. Such notice can be given orally or in writing, delivered personally or by written notice mailed to each Director at his business address, or by telegram or facsimile transmission. If mailed, the notice shall be deemed to be delivered three (3) days following deposit in the United States Mail so addressed, postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when delivered to the telegraph company. If notice is given by facsimile transmission, it shall be deemed to be delivered upon confirmation of successful facsimile transmission of the entire document sent. The attendance of a Director at a meeting shall constitute

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a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

      SECTION 3.7. QUORUM. A majority of the number of Directors constituting the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at any meeting, a majority of Directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present.

      SECTION 3.8. MANNER OF ACTING. The act of the majority of the Directors present at a meeting which a quorum is present shall be the act of the Board of Directors.

      SECTION 3.9. VACANCY. A vacancy occurring in the Board of Directors as a result of the increase in the number of Directors constituting the Board of Directors may be filled by the affirmative vote of a majority of Directors then serving. However, no more than two such vacancies shall be filled by the Board of Directors during any period between any two successive annual meetings of Stockholders. A Director elected to fill a vacancy due to the increase in the number of Directors shall hold office until the next election by the Stockholders of one or more Directors. Any vacancy occurring in the Board of Directors which is not the result of an increase in the number of Directors, whether caused by death, resignation, retirement, disqualification, removal or otherwise, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy resulting other than from increase in the number of Directors shall be elected for the unexpired term of his predecessor in office.

      SECTION 3.10. RESIGNATION AND REMOVAL. Any Director or the entire Board of Directors may be removed at any time, with cause, at a meeting expressly called for that purpose by the affirmative vote for removal by the holders of two-thirds (2/3) of the issued and outstanding shares entitled to vote generally in an election of Directors. Any Director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President. Such resignation shall take effect at the time of receipt of the notice or at such later time designated therein.

      SECTION 3.II. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid a fixed sum and/or their expenses, if any, of attendance at each meeting of the Board of Directors, or may be paid a stated salary for acting as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

      SECTION 3.12. PRESUMPTION OF ASSENT. A Director who is present at a meeting of the Board of Directors shall be presumed to have assented to any action taken thereat unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with

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the secretary of the meeting before adjournment thereof or shall forward his dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      SECTION 3.13. ORDER OF BUSINESS AND RULES OF PROCEDURE. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. At meetings of the Board of Directors, the Chairman of the Board, if any, shall preside. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside and in the absence of the Chairman and the Vice Chairman, the President shall preside. In the absence of the Chairman, Vice Chairman and President, a chairman shall be chosen from among the Directors present. The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors, and in the absence of the Secretary, the Assistant Secretary, if any, shall act as Secretary. In the absence of the Secretary and the Assistant Secretary, the presiding officer may appoint any person present to act as secretary of the meeting. The Board of Directors shall keep minutes of its proceedings which shall be placed in the minute book of the Corporation.

                                   ARTICLE IV

                             COMMITTEES OF DIRECTORS

      SECTION 4.1. DESIGNATION, POWERS AND NAME. The Board of Directors may, by resolution passed by the affirmative vote of a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee; an Audit Committee and a Compensation Committee, each such committee to consist of two or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors. The designation of any committee and the delegation of authority thereof shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

      SECTION 4.2. MINUTES. Each committee of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

      SECTION 4.3. COMPENSATION. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

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                                   ARTICLE V.

                               ADVISORY DIRECTORS

      SECTION 5.1. DESIGNATION AND POWERS. The Board of Directors may, from time to time by resolution, name one or more persons to serve as advisory directors, to serve for such term and on such basis as may be set forth in the resolution appointing such advisory directors. Advisory directors may be identified by such titles or designations (such as Scientific Advisory Directors) as the Board of Directors may establish. Advisory directors upon invitation of the Board of Directors from time to time, may meet and confer with the Board of Directors with regard to their respective areas of expertise, knowledge and prominence, separately or in groups as may be specified by the Board of Directors in its invitation. The Board of Directors may further establish by resolution one or more advisory groups, comprised of two or more members. An advisory director's capacity shall be exclusively advisory to the Board of Directors and he shall not have the rights of or be subject to the liabilities imposable upon a member of the Board of Directors. Advisory directors may be indemnified to the full extent permitted pursuant to statute or these Bylaws.

      SECTION 5.2. MINUTES. If advisory directors meet separately as an advisory group, such advisory group, upon the request of the Board of Directors, shall keep regular minutes of its meetings and report the same to the Board of Directors if so requested.

      SECTION 5.3. COMPENSATION. Advisory directors may be compensated for their attendance at meetings in such amounts as the Board of Directors may determine.


                                   ARTICLE VI.

                                    OFFICERS

      SECTION 6.1. NUMBER. The executive officers of the Corporation shall be a President and a Secretary and, if the Board of Directors so determines, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, an Executive Vice President, a Chief Financial Officer, one or more Vice Presidents, a Treasurer and such other officers and assistant officers as may be elected or appointed by the Board of Directors. The Board of Directors may implement from time to time such organizational relationships and lines of authority among such officers as may be appropriate and may consider, in connection therewith, any multiple offices held by the same person, as permitted hereunder.

      Any two (2) or more offices may be held by the same person. If any two (2) or more offices are held by the same person, such person shall be entitled to exercise the rights and duties of each such office as set forth hereinafter. If the holder of two (2) or more corporate offices is required to sign any corporate documents, instruments, certificates, agreements, or any other documents on the

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Corporation's behalf, then the signature of such person in any one (1) of his capacities shall be sufficient to bind the Corporation.

      The Chairman of the Board and Vice Chairman of the Board, if any, shall be elected from among the Directors. No other officer is required to be a Director, and no officer is required to be a Stockholder of the Corporation.

      SECTION 6.2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors. If the election of officers shall not be held at the annual meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his death, resignation or removal; until he is no longer qualified; or until his successor shall have been duly elected and shall have qualified. Election or appointment shall not of itself create any contract rights.

      SECTION 6.3. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6.4. VACANCIES. A vacancy occurring in any office of the Corporation by death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term, or, in its discretion, the Board of Directors may leave unfilled for any period as it may determine, or for an indefinite period, any office excepting that of the President.

      SECTION 6.5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be responsible only for general supervision and control the affairs of the Corporation and assistance to the President, as necessary. The Chairman shall formulate and submit to the Board of Directors matters of general policy for the Corporation. He shall preside at all meetings of the Stockholders, and of the Board of Directors. He shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of the Corporation, and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. In the Chairman's absence, such duties shall be attended to by the Vice Chairman (if such office has been created by the Board).

      SECTION 6.6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall assist the Chairman of the Board, if any, in determining and effecting the general business policies and affairs of the Corporation. He shall preside at all meetings of the Executive Committee, if such a Committee has been designated by the Board of Directors, and shall formulate and submit matters of general corporate policy to the Board of Directors and the Executive Committee. In the absence of the President, he shall perform any necessary duties of the President, or delegate same to the Chief Operating Officer or Executive Vice President, as he may determine. He shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee. In the Chief Executive Officer's absence, such duties shall be attended to by the President.

      SECTION 6.7. PRESIDENT. The President shall in general supervise and administer all of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board and Vice Chairman, if any such officers have been elected, the President shall preside at all meetings of the Board of Directors and of the Stockholders. He may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if he is designated as the presiding officer. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors fully informed of the business of the Corporation and shall consult them concerning such business. He may sign with the Secretary or any other officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. He shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Executive Committee from time to time.

      SECTION 6.8. CHIEF OPERATING OFFICER. The Chief Operating Officer shall in general supervise and control all operations of the Corporation. He shall be responsible for formulation of operations policies and procedures and shall submit such policies to the Board of Directors, as necessary. He shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors.

      SECTION 6.9. EXECUTIVE VICE PRESIDENT. The Executive Vice President, subject to the control of the President, shall in general supervise and control all the business and affairs of the Corporation. In the absence of the President or Chief Operating Officer or in the event of either of their deaths, inability or refusal to act, the Executive Vice President shall perform all the duties and exercise all of the powers of and be subject to all the restrictions upon the President or Chief Operating Officer. The Executive Vice President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as may be assigned to him by the Board of Directors or the Executive Committee, if such Committee has been established.

      SECTION 6.10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall in general supervise and control the financial affairs of the Corporation. He shall formulate and submit to the Board of Directors or the Executive Committee, if any, matters of general fiscal policy of the

Corporation. He shall further develop and maintain procedures necessary for the financial control of business and safeguarding of the assets of the Corporation, direct internal auditing, maintain internal accounting activities, and prepare, or cause to be prepared, for submission to the Board of Directors, the Executive Committee, the Chief Executive Officer or the President, upon instruction of the Board of Directors or at the request of the Chief Executive Officer, or the President, a statement of financial condition of the Corporation, in such detail as may be required. In the absence of a Treasurer, he shall also perform all of the duties of the Treasurer. The Chief Financial Officer shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

      SECTION 6.II. CHIEF SCIENTIFIC OFFICER. The Chief Scientific Officer of the Company generally shall supervise and control all scientific affairs of the Corporation. He shall be responsible for formulation of recommendations to the Board of Directors relating to the various scientific activities of the Corporation, as necessary. He shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors.

      SECTION 6.12. VICE PRESIDENTS. In the absence of the Executive Vice President or Chief Operating Officer or in the event of both the President's and the Executive Vice President's death, inability, or refusal to act, the Vice President (or in the event there be more than one (1) Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by the President, Chief Operating Officer or by the Board of Directors.

      SECTION 6.13. SECRETARY. The Secretary shall (a) keep the minutes of the meetings of the Stockholders, the Board of Directors and each committee of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof; (d) keep or cause to be kept a register of the mailing address of each Stockholder which shall be furnished by such Stockholder; (e) sign with the President, or the Executive Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors, or the Executive Committee.

      SECTION 6.14. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the

Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 8.4 of these Bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the Stockholders, and at such other times as may be required by the Board of Directors, the Chief Financial Officer, the President, or any Committee, a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors or the Chief Financial Officer.

      SECTION 6.15. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform the duties of the Secretary or the Treasurer, respectively, in his absence and such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors or the Executive Committee.

      SECTION 6.16. SALARIES. The salaries of the officers shall be fixed from time to time subject to approval of the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, rent, or entertainment expense incurred by him which shall be disallowed the Corporation rent, or entertainment expense incurred by him which shall be disallowed the Corporation in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by the officer to the Corporation to the full extent of the disallowance if required by the Board of Directors.

                                  ARTICLE VII.

                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES

      SECTION 7.01. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD PARTY PROCEEDINGS. The corporation shall indemnify any person who was or is an authorized representative of the corporation, and who was or is a party or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

      SECTION 7.02. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE PROCEEDINGS. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      SECTION 7.03. MANDATORY INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

      SECTION 7.04. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

      (1) By the board of directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

      (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such quorum so directs, by independent legal counsel in a written opinion, or

      (3)   By the stockholders.

      SECTION 7.05. ADVANCING EXPENSES. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of a director by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

      Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative other than a director by the corporation in advance of the final disposition of such third party or corporate proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of such authorized representative to repay if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

      The financial ability of any authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance, and shall not be considered by the board of directors in determining whether to authorize advancement of expenses.

      SECTION 7.06.     DEFINITIONS.  For purposes of this Article:

            (1) "authorized representative" shall mean a director, officer or employee of the corporation, or a person serving at the request of the corporation as a director, officer, employee or trustee, of another corporation, partnership, joint venture, trust or other enterprise;

            (2) "corporation" shall include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

            (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation;

            (4) "criminal third party proceedings" shall include any action or investigation which could or does lead to a criminal third party proceeding;

            (5)   "expenses" shall include attorney's fees and disbursements;

            (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

            (7) "not opposed to the best interests of the corporation" shall include such actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of a benefit plan;

            (8)   "other enterprises" shall include employee benefit plans;

            (9) "party" shall include the giving of testimony or similar involvement;

            (10) "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves service by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

            (11) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation.

      SECTION 7.07. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such a capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

      SECTION 7.08. SCOPE OF ARTICLE. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to the action in an official capacity and as to action in another capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 7.09. RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

                                  ARTICLE VIII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      SECTION 8.1. CONTRACTS. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to special instances.

      SECTION 8.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authorization may be general or confined to specific instances.

      SECTION 8.3. CHECKS, ETC. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

      SECTION 8.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

      SECTION 8.5. INTERESTED PARTIES. A contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall not be void or voidable solely as a result of such circumstances, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

            (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

            (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or

            (c) The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the Stockholders.

      Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IX.

                              CERTIFICATES OF STOCK

      SECTION 9.1. ISSUANCE. Each Stockholder of this Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the Corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, whose signatures may be sealed with the Seal of the Corporation or a facsimile thereof. Any or all of the signatures on the Certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      If the Corporation shall be authorized to issue more than one class of capital stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of capital stock. Alternatively, except as otherwise provided by statute, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of capital stock a statement that the Corporation will furnish to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

      All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe.

      SECTION 9.2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the Certificate or certificates alleged to have been lost, stolen or destroyed, or both.

      SECTION 9.3. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney-in-fact authorized by power of attorney and filed with the Secretary of the Corporation or the Transfer Agent.

      SECTION 9.4. REGISTERED STOCKHOLDERS. Except as expressly provided by law, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE X.

                        DISTRIBUTIONS AND SHARE DIVIDENDS

      SECTION 10.1. DECLARATION. Distributions and share dividends may be authorized by the Board of Directors subject to and in accordance with provisions of law, the Certificate of Incorporation and these Bylaws, at any regular or special meeting of the Directors. Distributions may be paid in cash, property or shares of the Corporation's capital stock.

      SECTION 10.2. RESERVE. Before payment of any distribution there may be set aside out of any funds of the Corporation available for distribution such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, of the Corporation or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors may determine to be in the best interest of the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

      SECTION 10.3. PAYMENT. Distributions of the Corporation whether cash or property, including distributions payable but not paid and being held in suspense, or which were paid or delivered into an escrow account, trust or to a custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the registered owner as recorded in the Stock transfer records of the Corporation as of the record date determined pursuant to any provision of statute or these Bylaws. The Corporation nor any of its officers, directors or agents, shall be liable for making a distribution to the person in whose name the shares were so registered or to his heirs, successors or assigns, if applicable, even though such person, or his heirs, successors or assigns may not possess a share certificate representing such shares.

                                   ARTICLE XI.

                                   FISCAL YEAR

      The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE XII.

                                      SEAL

      The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and its state of incorporation.

                                  ARTICLE XIII.

                                     NOTICE

      SECTION 13.1. METHODS OF GIVING NOTICE. Whenever under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any Director, member of any committee or Stockholder, such notice shall be writing and delivered either personally or by mail to such Director, committee member or Stockholder; provided that in the case of a Director or a member of any committee such notice may be given orally or by telephone or telegram. If mailed, notice to a Director, member of any committee or Stockholder shall be deemed given when deposited in the United States Mall postage prepaid, addressed, in the case of a Stockholder, to such Stockholder at his address as it appears in the records of the Corporation or, in the case of a Director or a member of any committee, to such person at his business address. Such notice shall be deemed to have been delivered three (3) days following the date it was mailed. If sent by telegraph, notice to a Director or member of any committee shall be deemed given when the telegram, so addressed, is delivered to the telegraph company.

      SECTION 13.2. WRITTEN WAIVER. Whenever any notice is required to be given under any provision of statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent such required notice. Attendance of a person at a meeting shall constitute a waiver of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors, any Committee, or Stockholders need be specified in the waiver of notice of meeting.

                                  ARTICLE XIV.

                             ACTION WITHOUT MEETING

      SECTION 14.1. WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Board of Directors or any Committee may be taken without a meeting if a written consent setting forth the action so taken is signed by all the Directors or Committee Members, as the case may be, and such action shall have the same force and effect as if it were approved by a unanimous vote at a meeting thereof, duly and regularly called.

      SECTION 14.2. CONFERENCE TELEPHONE. Stockholders, Directors, or members of any committee may participate in and hold a meeting thereof by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in that manner at a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of any meeting involving participation by conference telephone shall be prepared and kept in the same manner as minutes of any other meetings.

                            SECRETARY'S CERTIFICATION

      I hereby certify that the foregoing is the form of Bylaws of the Corporation duly adopted to be effective as of the 17th day of February, 2000.


                                               _________________________________
                                               John Blickenstaff, Secretary


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